UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019 (May 20, 2019)

DGSE COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13022 Preston Road

Dallas, Texas 75240

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (972) 587-4049

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	DGSE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreements.

On May 20, 2019, Corrent Resources, LLC (“Corrent”), a wholly owned subsidiary of DGSE Companies, Inc. (“DGSE” or the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with each of Echo Environmental, LLC and its wholly owned subsidiary ITAD USA, LLC (collectively, the “Echo Entities”), pursuant to which the Echo Entities agreed to sell and Corrent agreed to purchase all of the assets, rights and interests of the Echo Entities (the “Acquired Assets”) for $6,925,978.00 (the “Echo Transaction”). The Echo Entities are wholly owned subsidiaries of Elemetal, LLC (“Elemetal”). John R. Loftus (“Loftus”) is DGSE’s CEO, President and Chairman and owned approximately one-third of the equity interests of Elemetal prior to the transactions reported herein. In connection with the Echo Transaction, on May 20, 2019, Corrent executed and delivered to Loftus, a promissory note (the “Corrent Note”), pursuant to which Corrent borrowed from Loftus $6,925,979.00, the proceeds of which were used to purchase of the Acquired Assets.

Also on May 20, 2019, DGSE Companies, LLC (“DGSE LLC”), a wholly owned subsidiary of the Company, executed and delivered to Loftus a promissory note (the “DGSE LLC Note”), pursuant to which DGSE LLC borrowed from Loftus $3,074,021.00, the proceeds of which were used to pay in full the approximately $3,074,021.00 debt owed by the Company to Elemetal or its subsidiaries as a result of bullion-related transactions. Following the transactions reported herein, Loftus no longer owns any equity interests in Elemetal.

The foregoing summary of transactions is qualified in its entirety by reference to the Purchase Agreement, Corrent Note and DGSE LLC Note, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively.

On May 23, 2019, Corrent issued a press release announcing the completion of the Echo Transaction.

The foregoing transactions discussed in this Item 1.01 were unanimously approved by the board of directors of the Company, including all of the Company’s disinterested directors.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 20, 2019, the Company completed all transactions contemplated by the Purchase Agreement, the Echo Transaction and the Corrent Note. The information set forth under Item 1.01 of this Current Report regarding such transactions is hereby incorporated into this Item 2.01 by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report and the information set forth under Item 1.01 of this Current Report regarding the DGSE LLC Note is hereby incorporated into this Item 2.03 by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements. The financial information relating to the Echo Entities required under Rule 3-14 of Regulation S-X will be filed by an amendment to this report no later than August 5, 2019, which is the first business day that is 71 calendar days from the date that this report must be filed.

(b)	Pro Forma Financial Information. The pro forma financial information required under Article 11 of Regulation S-X will be filed by an amendment to this report no later than August 5, 2019, which is the first business day that is 71 calendar days from the date that this report must be filed.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement, dated May 20, 2019, by and among Echo Environmental, LLC, ITAD USA, LLC and Corrent Resources, LLC*
10.2	Promissory Note, dated May 20, 2019, by and between Corrent Resources, LLC and John R. Loftus
10.3	Promissory Note, dated May 20, 2019, by and between DGSE Companies, LLC and John R. Loftus

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules and exhibits to this agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules and exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

By:	/s/ John R. Loftus
John R. Loftus
Chief Executive Officer

Date: May 24, 2019

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement, dated May 20, 2019, by and among Echo Environmental, LLC, ITAD USA, LLC and Corrent Resources, LLC*
10.2	Promissory Note, dated May 20, 2019, by and between Corrent Resources, LLC and John R. Loftus
10.3	Promissory Note, dated May 20, 2019, by and between DGSE Companies, LLC and John R. Loftus

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules and exhibits to this agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules and exhibits.